UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2007

SCOUT EXPLORATION, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	00-52280 (Commission File Number)	98-0504670 (IRS Employer Identification No.)

32 Executive Park, Suite 105, Irvine, California (Address of principal executive offices)	92614 (Zip Code)

Registrant's telephone number, including area code (949) 265-7717

3550 Quesnel Drive, Vancouver, B.C., Canada V6L 2W6 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation ofthe registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS AND OFFICERS, ELECTION OF DIRECTORS AND APPOINTMENT OF OFFICERS

On December 13, 2007, our Board of Directors increased the size of our Board to three persons.

On that same date, Kathleen Scalzo resigned as our President and Treasurer and as a Director.  Our remaining director Shane Ivancoe appointed Jason Walsh and John Roozendaal as Directors to fill the vacancies on the Board of Directors and also appointed John Roozendaal as our President and Jason Walsh as our Treasurer.

John Roozendaal has been involved with the mineral exploration industry for over 15 years focusing on precious, base and specialty metal exploration projects in North America. Mr. Roozendaal is the President and a Director of VMS Ventures Inc. and Harvest Gold Corp., and a director of Thelon Ventures Ltd., which are all publicly traded companies on the TSX Venture exchange.  Mr. Roozendaal helped found VMS Ventures in 1996 and Harvest Gold was spun off from VMS Ventures in 2005.  He became a director of Thelon Ventures in October 2005.  Mr. Roozendaal holds a Bachelor of Science degree in Geology.

ITEM 8.01.  OTHER EVENTS

On December 13, 2007, we changed our address to

32 Executive Park, Suite 105, Irvine, California (Address of principal executive offices)	92614 (Zip Code)

On December 6, 2007, Gerry Fletcher was recently appointed as a company advisor. He brings substantial oil and gas industry experience to us. He started his career in Calgary in 1958 as an exploration geologist and later became Vice President of Exploration of Atlantic Richfield Indonesia.

Mr. Fletcher is currently President/Founder of an operating oil and gas company headquartered in Jakarta which has oil and gas production in Indonesia.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibit 99.1 and 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated December 6, 2007
Exhibit 99.2	Press Release dated December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2007

SCOUT EXPLORATION, INC.

By:    /s/ Jason Walsh
Name:  Jason Walsh
Title:     Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated December 6, 2007
Exhibit 99.2	Press Release dated December 13, 2007